EXHIBIT NO. 10.21

                       OMNIBUS AMENDMENT TO LOAN DOCUMENTS

      THIS OMNIBUS AMENDMENT TO LOAN DOCUMENTS, is dated as of May 28, 2003 (this "Omnibus Amendment"), between 330 N. WABASH AVENUE, L.L.C., a Delaware limited liability company, having an address at c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 ("Mortgage Borrower") and LEHMAN BROTHERS BANK FSB, a federal stock savings bank, having an address at Brandywine Building, 1000 West Street, Suite 200, Wilmington, Delaware 19801 ("Lender").

                             W I T N E S S E T H:

      WHEREAS, Mortgage Borrower and Lender are parties to that certain Loan Agreement dated as of March 10, 2003 (the "Mortgage Loan Agreement"), pursuant to which Lender made a loan to Mortgage Borrower (the "Mortgage Loan") in the original principal amount of $195,000,000;

      WHEREAS, pursuant to and in accordance with Section 10.23 of the Mortgage Loan Agreement, Lender has elected to exercise the Mezzanine Option, thereby creating a Mortgage Loan equal to $130,211,771 and a Mezzanine Loan equal to $64,788,229; and

      WHEREAS, Lender and Mortgage Borrower have agreed in the manner hereinafter set forth to modify the terms of the Loan Documents in connection with, and to evidence, the reduction of the Mortgage Loan and the creation of the Mezzanine Loan.

      NOW, THEREFORE, in pursuance of such agreement and for good and valuable consideration, the sufficiency of which is hereby acknowledged, Mortgage Borrower and Lender hereby agree as follows:

            1. All references in the Loan Documents to the amount of the Mortgage Loan as "One Hundred Ninety-Five Million and No/100 Dollars" shall be deleted and replaced with the phrase "One Hundred Thirty Million Two Hundred Eleven Thousand Seven Hundred Seventy-One and No/100 Dollars".

            2.  All  references  in the  Loan  Documents  to the  amount  of the
Mortgage   Loan  as   "$195,000,000"   shall  be  deleted  and   replaced   with
"$130,211,771".

            3. As amended by this Omnibus Amendment, all terms, covenants and provisions of the Loan Documents are ratified and confirmed and shall remain in full force and effect as first written.

            4. Unless otherwise defined in this Omnibus Amendment, terms defined in the Mortgage Loan Agreement shall have their defined meanings when used herein.

            5. This Omnibus Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

            6. This Omnibus Amendment shall inure to the benefit of and be binding upon Mortgage Borrower and Lender, and their respective successors and permitted assigns.

            7. This Omnibus Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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      IN WITNESS WHEREOF,  the parties hereto have caused this Omnibus Amendment to Loan Documents to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                               MORTGAGE BORROWER:

                                330  N.  Wabash  Avenue,   L.L.C.,   a  Delaware
                                limited liability company

                                By:   330  N.  Wabash   Mezzanine,   L.L.C.,   a
                                      Delaware limited  liability  company,  its
                                      Sole Member

                                      By:  77 West Wacker  Limited  Partnership,
                                           an Illinois limited partnership,  its
                                           Sole Member

                                           By:  Prime  Group  Realty,   L.P.,  a
                                                Delaware  limited   partnership,
                                                its Administrative Member

                                                By:  Prime Group  Realty  Trust,
                                                     a  Maryland   real   estate
                                                     investment    trust,    its
                                                     Managing General Partner

                                                     By:   /s/ Louis G. Conforti
                                                           ---------------------
                                                           Louis G. Conforti
                                                           Co-President



                              LEHMAN BROTHERS BANK FSB, a federal stock savings bank


                                By:/s/ Charlene Thomas
                                   -------------------
                                   Name: Charlene Thomas
                                   Title: Authorized Signatory